Exhibit 99.1

Starbucks Reports Record Fourth Quarter and Fiscal 2012 Results
Q4 Revenues up 11% to a Record $3.4 Billion
Q4 EPS of $0.46; Up 24% After Excluding Non-Routine Gains in Prior Year
Strong Traffic Drives 7% US Comparable Store Sales Growth; 6% Global Growth
Channel Development Revenue Grows 32%
Board Raises Quarterly Cash Dividend 24% on Strength of Business and Outlook

SEATTLE; November 1, 2012 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended September 30, 2012.  When comparing with prior year results, note that fiscal 2011 included non-routine gains related to the sale of corporate real estate and the acquisition of the company’s joint venture operations in Switzerland and Austria.  A reconciliation of select FY11 GAAP measures to non-GAAP measures is included at the end of this document.

Fiscal Fourth Quarter 2012 Highlights:
●	Total net revenues increased 11% to a fourth-quarter record of $3.4 billion
●	Global comparable store sales increased 6% driven by a 5% increase in traffic and a 1% increase in average ticket
o	Americas comparable store sales increased 7% driven by 5% growth in traffic and 2% growth in average ticket
●	Operating margin expanded 60 basis points to 15.4% over the prior year’s operating margin of 14.8%, which included a 100 basis point benefit from a non-routine gain in Q4 FY11
o	Operating margin expanded 160 basis points when compared to prior year non-GAAP operating margin of 13.8% after excluding the non-routine gain in Q4 FY11
●	EPS was $0.46 per share compared to the prior year EPS of $0.47 per share, which included $0.10 relating to non-routine gains in Q4 FY11
o	Fourth quarter EPS of $0.46 grew 24% over Q4 FY11 non-GAAP EPS of $0.37 per share, which excluded the non-routine gains in Q4 FY11
o	EPS includes charges of $0.02 per share related to store portfolio optimization initiatives in Europe
●	The Board of Directors declared a cash dividend of $0.21 per share, a 24% increase from $0.17 per share

Fiscal Year 2012 Highlights:
●	Total net revenues increased 14% reaching a record $13.3 billion
●	Global comparable store sales increased 7% driven by a 6% increase in traffic and a 1% increase in average ticket
o	Americas comparable store sales increased 8% driven by a 6% increase in traffic and a 2% increase in average ticket
●	Channel Development revenue grew 50% to $1.3 billion
●	The company opened 1,063 net new stores globally
●
Operating margin improved 20 basis points to 15.0% over the prior year’s operating margin of 14.8%, which included a non-routine gain in FY11, despite 160 basis points of impact due to higher commodity costs in FY12

o	Operating margin expanded 50 basis points when compared to prior year non-GAAP operating margin of 14.5% after excluding the non-routine gain from FY11
●	EPS increased 10% to $1.79 per share compared to the prior year EPS of $1.62 per share, which included $0.10 relating to non-routine gains in FY11
o	EPS of $1.79 grew 18% over the prior year non-GAAP EPS of $1.52, excluding the non-routine gains in FY11
●	Operating cash flow totaled $1.7 billion
●	Starbucks returned approximately $1.1 billion to shareholders through share repurchases and dividend payments

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“Our Q4 and overall 2012 fiscal year performance demonstrates the strength of our business and brand,” said Howard Schultz, chairman, president and chief executive officer, Starbucks Coffee Company. “The resiliency and relevance of our U.S. retail business, acceleration of the Channel Development business and expansion in Asia all contributed significantly to our strong results. I am incredibly proud of our 200,000 Starbucks partners around the world who have contributed to the success of the company and I am optimistic about achieving our aspirations for the future. “

“Our excellent fourth quarter and full fiscal year results reflect the strength of our business and the solid execution by our partners, specifically illustrated in the fourth quarter by strong traffic growth, continued momentum in Channel Development, and rapid earnings growth,” stated Troy Alstead, chief financial officer. “By delivering relevant innovation to our customers while increasing focus on execution and operating efficiencies, we drove sales growth and expanded profit margins. On the strength of our business in fiscal 2012 and the momentum we carry into the new fiscal year, we remain confident in our fiscal 2013 outlook of continued strong profitable growth on a global scale.”

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Fourth Quarter Fiscal 2012 Summary

	Quarter Ended Sep 30, 2012
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	6%	5%	1%
Americas	7%	5%	2%
EMEA	(1%)	0%	(1%)
CAP	10%	7%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Sep 30, 2012	Oct 2, 2011	Change
Net New Stores (1)	415	(15)	430
Revenues	$3,364.2	$3,031.9	11%
Operating Income	$519.6	$448.3	16%
Operating Margin	15.4%	14.8%	60 bps
EPS	$0.46	$0.47	(2%)
(1)  Net new stores includes the addition of 20 La Boulange company-operated cafés in the fourth quarter of fiscal 2012 and the closure of 248 licensed Seattle's Best Coffee locations in Borders Bookstores in the fourth quarter of fiscal 2011.

Consolidated net revenues reached a fourth-quarter record $3.4 billion in Q4 FY12, an increase of 11% over Q4 FY11.  The increase was primarily due to a 6% increase in global comparable stores sales, 32% revenue growth in Channel Development and 14% revenue growth in licensed stores.  The 6% increase in comparable store sales was comprised of a 5% increase in the number of transactions and a 1% increase in average ticket.

Consolidated operating income increased 16% to a record $519.6 million, compared to $448.3 million for the same period a year ago.  Operating margin expanded 60 basis points to a record 15.4% this quarter, compared to 14.8% in the same period last year. Operating margin expanded 160 basis points from 13.8% after excluding the non-routine gain in the prior year. Increased sales leverage was the primary driver of margin expansion.

Q4 Americas Segment Results
	Quarter Ended
($ in millions)	Sep 30, 2012	Oct 2, 2011	Change
Net New Stores(1)	250	(124)	374
Revenues	$2,511.7	$2,296.4	9%
Operating Income	$536.3	$444.2	21%
Operating Margin	21.4%	19.3%	210 bps
(1)  Net new stores includes the addition of 20 La Boulange company-operated cafés in the fourth quarter of fiscal 2012 and the closure of 248 licensed Seattle's Best Coffee locations in Borders Bookstores in the fourth quarter of fiscal 2011.

Net revenues for the Americas segment were $2.5 billion in Q4 FY12, an increase of 9% over Q4 FY11.  The increase was primarily due to a 7% increase in comparable store sales, comprised of a 5% increase in the number of transactions and a 2% increase in average ticket. Also contributing to the increase were incremental revenues from 504 net new store openings over the past 12 months.

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Operating income increased to $536.3 million in Q4 FY12, compared to $444.2 million for the same period a year ago.  Operating margin increased 210 basis points to 21.4% in Q4 FY12 primarily due to increased sales leverage.

Q4 EMEA Segment Results

	Quarter Ended
($ in millions)	Sep 30, 2012	Oct 2, 2011	Change
Net New Stores	33	28	5
Revenues	$283.7	$290.1	(2%)
Operating Income / (Loss)	($6.5)	$2.5	nm
Operating Margin	(2.3%)	0.9%	(320) bps

Net revenues for the EMEA segment were $283.7 million in Q4 FY12, a decrease of 2% over Q4 FY11 primarily driven by unfavorable foreign currency exchange and partially offset by 29% revenue growth in licensed stores.

The EMEA segment had an operating loss of $6.5 million in Q4 FY12, compared to operating income of $2.5 million for the same period a year ago.  Operating margin decreased 320 basis points to -2.3% compared to 0.9% in the prior-year period.  The margin contraction was driven by costs related to store portfolio optimization initiatives in Europe, which had 410 basis points of impact. Excluding these costs, operating margin expanded as a result of improved operational efficiencies.

Q4 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Sep 30, 2012	Oct 2, 2011	Change
Net New Stores	132	81	51
Revenues	$198.0	$161.2	23%
Operating Income	$65.2	$58.5	11%
Operating Margin	32.9%	36.3%	(340) bps

Net revenues for the China/Asia Pacific segment were $198.0 million in Q4 FY12, an increase of 23% over Q4 FY11.  The increase was primarily due to incremental revenues from 154 net new company-operated store openings over the last 12 months and a 10% increase in comparable store sales. The increase in comparable store sales was attributable to a 7% increase in number of transactions and a 2% increase in average ticket.

Operating income increased 11% to $65.2 million in Q4 FY12, compared to $58.5 million for the same period a year ago.  Operating margin decreased 340 basis points to 32.9% in Q4 FY12 compared to 36.3% in the prior-year period.  The margin decline was primarily due to increased spending to support accelerated store growth in China.

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Q4 Channel Development Segment Results

	Quarter Ended
($ in millions)	Sep 30, 2012	Oct 2, 2011	Change
Revenues	$318.5	$242.2	32%
Operating Income	$100.8	$80.3	26%
Operating Margin	31.6%	33.2%	(160) bps

Channel Development net revenues were $318.5 million in Q4 FY12, an increase of 32% over Q4 FY11.  The increase was primarily due to sales of Starbucks- and Tazo-branded K-Cup® portion packs.

Channel Development operating income was $100.8 million in Q4 FY12 compared to $80.3 million for the same period a year ago.  Operating margin declined by 160 basis points to 31.6% in Q4 FY12 compared to 33.2% in the prior-year period.  The margin contraction was mainly due to shifts in product mix and higher commodity costs, primarily coffee.

Full Year Financial Results

	Year Ended Sep 30, 2012
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	7%	6%	1%
Americas	8%	6%	2%
EMEA	0%	0%	0%
CAP	15%	11%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

	Year Ended
($ in millions, except per share amounts)	Sep 30, 2012	Oct 2, 2011	Change
Net New Stores(1)	1,063	145	918
Revenues	$13,299.5	$11,700.4	14%
Operating Income	$1,997.4	$1,728.5	16%
Operating Margin	15.0%	14.8%	20 bps
EPS	$1.79	$1.62	10%
(1)  Net new stores for fiscal 2012 includes the addition of 20 La Boulange company-operated cafés in fiscal 2012 and the closure of 475 licensed Seattle's Best Coffee locations in Borders Bookstores in fiscal 2011.

Consolidated net revenues reached a record $13.3 billion in FY12, an increase of 14% over FY11.  The increase was primarily due to a 7% increase in global comparable stores sales, consisting of a 6% increase in the number of transactions and a 1% increase in average ticket, 50% revenue growth in Channel Development, and 20% growth in licensed stores revenue.

Consolidated operating income grew 16% to a record $2.0 billion in FY12, compared to $1.7 billion in FY11.  Operating margin expanded 20 basis points to a record 15.0% in FY12 compared to 14.8% in FY11.  The operating margin expansion was 50 basis points when excluding the non-routine gain in the prior year.  This improvement was primarily due to increased sales leverage. Increased commodity costs, mainly coffee, negatively impacted operating income and operating margin in FY12 by approximately $214 million and 160 basis points, respectively.

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Fiscal 2013 Targets

Starbucks has updated its fiscal 2013 targets as follows:

●	The company is further accelerating its store growth target through the opening of approximately 1,300 net new stores globally, representing 22% growth over fiscal 2012.

o
Maintaining its growth target of approximately 600 net new stores in the Americas, with the majority of those in the U.S.  Of the approximately 600 stores, approximately half of the additions will be licensed stores.

o
Accelerating growth in China/Asia Pacific to approximately 600 net new stores, with licensed stores comprising approximately half of the new additions.  Of the approximately 600 stores, slightly more than half will be in China.

o	Maintaining growth of approximately 100 net new stores in EMEA (Europe, Middle East, Russia and Africa), with licensed stores comprising more than two thirds of the new stores.

●
Starbucks continues to target approximately 10% - 13% revenue growth, driven by mid-single-digit comparable store sales growth, approximately 1,300 net new store openings, and continued strong growth in the Channel Development business.

●	The company now expects full-year consolidated operating margin improvement of approximately 100 basis points over FY12 results.

●
Reflecting the strength of its global business and the pipeline of profitable growth initiatives, Starbucks is raising its earnings per share target to a rangeof $2.06 to $2.15, representing growth in the range of 15% - 20%, and consistent with its long-term outlook.

●
Capital expenditures are now expected to be approximately $1.2 billion for the full year, reflecting the increase in new store growth and an increase in production capacity to support recently-announced initiatives.

Company Updates

●
Starbucks Coffee Company and its joint venture partner in India, Tata Global Beverages Limited, opened the first three Starbucks stores in India in October, located in Mumbai. Starbucks now operates retail stores in 61 countries around the world.

●	The company opened its 700th store in China as it continues to execute against its significant growth plans in the CAP region.

●
The Verismo™ System by Starbucks was introduced and is now available at more than 6,400 locations including participating Starbucks retail stores in the US, Canada and select international markets, Verismo.com, and specialty retailers in the US and Canada.

●	Starbucks announced a partnership with Square, Inc. to provide enhancements to its mobile payment platform.

●	In August, Starbucks announced plans to open a high-tech juicery that will significantly expand the production and distribution capacity of Evolution FreshTM juices.

●	Evolution Fresh opened new retail locations in downtown Seattle and San Francisco. The San Francisco opening is the first outside of the Seattle area.

●	Starbucks announced a partnership with Umoe Restaurant Group to open stores in Scandinavia. The first high street locations are expected to open in 2013 in Sweden and Norway.

●	Starbucks hosted approximately 10,000 store managers in Houston on Oct 3-6 for its 2012 Global Leadership Conference.

●	The Board of Directors declared a cash dividend of $0.21 per share, an increase from $0.17 per share, payable on November 30, 2012, to shareholders of record as of November 15, 2012.

●	The company repurchased approximately 12 million shares of common stock in fiscal 2012; approximately 12 million shares remain available for purchase under previous authorizations.

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Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, Michelle Gass, president, Starbucks Coffee EMEA and Troy Alstead, cfo.  The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on Friday, November 2, 2012 by calling 1-855-859-2056, reservation number 99153013.  A replay of the webcast will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, November 30, 2012 at the following URL: http://investor.starbucks.com.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended
October 2, 2011 for additional information.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements
This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding, earnings per share, revenues, shareholder value, operational improvements and efficiencies, diversified business model, changes to the organizational and leadership structures, business momentum, growth and growth opportunities overall and of specific businesses, markets and channels, sales leverage, store traffic, average ticket, overall performance of new and existing stores, loyalty programs, operating margins, profits, capital expenditures, operating costs, charges, comparable store sales, store openings and closings,  the strength, health and potential of our business and brand, product innovations, store experience, tax rate and commodity costs and their impact.  These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties.  Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company’s initiatives, strategies and plans, the acceptance of the company’s products by our customers, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 2, 2011.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Zack Hutson
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended				Quarter Ended
	September 30,	October 2,	%		September 30,	October 2,
	2012	2011	Change		2012	2011
					As a % of total net revenues
Net revenues:
Company-operated stores	$2,665.9	$2,470.4	7.9%		79.2%	81.5%
Licensed stores	305.3	266.8	14.4		9.1	8.8
CPG, foodservice and other	393.0	294.7	33.4		11.7	9.7
Total net revenues	3,364.2	3,031.9	11.0		100.0	100.0

Cost of sales including occupancy costs	1,459.2	1,314.5	11.0		43.4	43.4
Store operating expenses	989.9	922.9	7.3		29.4	30.4
Other operating expenses	111.9	103.7	7.9		3.3	3.4
Depreciation and amortization expenses	141.7	137.1	3.4		4.2	4.5
General and administrative expenses	203.8	192.3	6.0		6.1	6.3
Total operating expenses	2,906.5	2,670.5	8.8		86.4	88.1

Gain on sale of properties	-	30.2	(100.0)		-	1.0
Income from equity investees	61.9	56.7	9.2		1.8	1.9
Operating income	519.6	448.3	15.9		15.4	14.8

Interest income and other, net	26.3	65.7	(60.0)		0.8	2.2
Interest expense	(6.4)	(9.8)	(34.7)		(0.2)	(0.3)
Earnings before income taxes	539.5	504.2	7.0		16.0	16.6

Income taxes	180.2	145.9	23.5		5.4	4.8
Net earnings including noncontrolling interest	359.3	358.3	0.3		10.7	11.8

Net earnings attributable to noncontrolling interest	0.3	(0.2)	nm		0.0	(0.0)
Net earnings attributable to Starbucks	$359.0	$358.5	0.1%		10.7%	11.8%

Net earnings per common share - diluted	$0.46	$0.47	(2.1	) %
Weighted avg. shares outstanding - diluted	773.5	768.5

Cash dividends declared per share	$0.21	$0.17

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue					37.1%	37.4%
Effective tax rate including noncontrolling interest					33.4%	28.9%

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Year Ended			Year Ended
	September 30,	October 2,	%	September 30,	October 2,
	2012	2011	Change	2012	2011
				As a % of total net revenues
Net revenues:
Company-operated stores	$10,534.5	$9,632.4	9.4%	79.2%	82.3%
Licensed stores	1,210.3	1,007.5	20.1	9.1	8.6
CPG, foodservice and other	1,554.7	1,060.5	46.6	11.7	9.1
Total net revenues	13,299.5	11,700.4	13.7	100.0	100.0

Cost of sales including occupancy costs	5,813.3	4,915.5	18.3	43.7	42.0
Store operating expenses	3,918.1	3,594.9	9.0	29.5	30.7
Other operating expenses	429.9	392.8	9.4	3.2	3.4
Depreciation and amortization expenses	550.3	523.3	5.2	4.1	4.5
General and administrative expenses	801.2	749.3	6.9	6.0	6.4
Total operating expenses	11,512.8	10,175.8	13.1	86.6	87.0

Gain on sale of properties	-	30.2	(100.0)	-	0.3
Income from equity investees	210.7	173.7	21.3	1.6	1.5
Operating income	1,997.4	1,728.5	15.6	15.0	14.8

Interest income and other, net	94.4	115.9	(18.6)	0.7	1.0
Interest expense	(32.7)	(33.3)	(1.8)	(0.2)	(0.3)
Earnings before income taxes	2,059.1	1,811.1	13.7	15.5	15.5

Income taxes	674.4	563.1	19.8	5.1	4.8
Net earnings including noncontrolling interest	1,384.7	1,248.0	11.0	10.4	10.7

Net earnings attributable to noncontrolling interest	0.9	2.3	(60.9)	0.0	0.0
Net earnings attributable to Starbucks	$1,383.8	$1,245.7	11.1%	10.4%	10.6%

Net earnings per common share - diluted	$1.79	$1.62	10.5%
Weighted avg. shares outstanding - diluted	773.0	769.7

Cash dividends declared per share	$0.72	$0.56

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.2%	37.3%
Effective tax rate including noncontrolling interest				32.8%	31.1%

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Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

Americas	September 30,	October 2,	%	September 30,	October 2,
	2012	2011	Change	2012	2011
Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$2,294.2	$2,112.2	8.6%	91.3%	92.0%
Licensed stores	202.2	178.6	13.2	8.1	7.8
Foodservice and other	15.3	5.6	173.2	0.6	0.2
Total net revenues	2,511.7	2,296.4	9.4	100.0	100.0

Cost of sales including occupancy costs	972.0	910.4	6.8	38.7	39.6
Store operating expenses	857.6	805.5	6.5	34.1	35.1
Other operating expenses	24.4	20.2	20.8	1.0	0.9
Depreciation and amortization expenses	100.8	98.4	2.4	4.0	4.3
General and administrative expenses	20.6	17.7	16.4	0.8	0.8
Total operating expenses	1,975.4	1,852.2	6.7	78.6	80.7

Income from equity investees	-	-	-	-	-
Operating income	$536.3	$444.2	20.7%	21.4%	19.3%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.4%	38.1%

Year Ended
Net revenues:
Company-operated stores	$9,077.0	$8,365.5	8.5%	91.4%	92.3%
Licensed stores	825.8	676.7	22.0	8.3	7.5
Foodservice and other	33.2	22.8	45.6	0.3	0.3
Total net revenues	9,936.0	9,065.0	9.6	100.0	100.0

Cost of sales including occupancy costs	3,885.5	3,512.7	10.6	39.1	38.8
Store operating expenses	3,427.8	3,184.2	7.7	34.5	35.1
Other operating expenses	83.8	75.8	10.6	0.8	0.8
Depreciation and amortization expenses	392.3	390.8	0.4	3.9	4.3
General and administrative expenses	74.3	60.8	22.2	0.7	0.7
Total operating expenses	7,863.7	7,224.3	8.9	79.1	79.7

Income from equity investees	2.1	1.6	31.3	0.0	0.0
Operating income	$2,074.4	$1,842.3	12.6%	20.9%	20.3%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.8%	38.1%

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EMEA	September 30,	October 2,	%		September 30,		October 2,
	2012	2011	Change		2012		2011
Quarter Ended					As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$233.2	$250.4	(6.9	) %	82.2%		86.3%
Licensed stores	40.4	31.3	29.1		14.2		10.8
Foodservice	10.1	8.4	20.2		3.6		2.9
Total net revenues	283.7	290.1	(2.2)		100.0		100.0

Cost of sales including occupancy costs	153.2	152.9	0.2		54.0		52.7
Store operating expenses	97.1	91.0	6.7		34.2		31.4
Other operating expenses	7.6	11.6	(34.5)		2.7		4.0
Depreciation and amortization expenses	14.2	15.8	(10.1)		5.0		5.4
General and administrative expenses	18.1	16.3	11.0		6.4		5.6
Total operating expenses	290.2	287.6	0.9		102.3		99.1

Income from equity investees	-	-	-		-		-
Operating income / (loss)	$(6.5)	$2.5	nm	%	(2.3	) %	0.9%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue					41.6%		36.3%

Year Ended
Net revenues:
Company-operated stores	$968.3	$905.5	6.9%		84.8%		86.5%
Licensed stores	139.5	112.2	24.3		12.2		10.7
Foodservice	33.5	29.1	15.1		2.9		2.8
Total net revenues	1,141.3	1,046.8	9.0		100.0		100.0

Cost of sales including occupancy costs	597.3	530.3	12.6		52.3		50.7
Store operating expenses	371.1	327.3	13.4		32.5		31.3
Other operating expenses	33.6	36.5	(7.9)		2.9		3.5
Depreciation and amortization expenses	57.1	53.4	6.9		5.0		5.1
General and administrative expenses	72.1	65.0	10.9		6.3		6.2
Total operating expenses	1,131.2	1,012.5	11.7		99.1		96.7

Income from equity investees	0.3	6.0	(95.0)		0.0		0.6
Operating income	$10.4	$40.3	(74.2	) %	0.9%		3.8%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue					38.3%		36.1%

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China/Asia Pacific (CAP)	September 30,	October 2,	%	September 30,	October 2,
	2012	2011	Change	2012	2011
Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$138.5	$107.8	28.5%	69.9%	66.9%
Licensed stores	59.5	53.4	11.4	30.1	33.1
Total net revenues	198.0	161.2	22.8	100.0	100.0

Cost of sales including occupancy costs	100.1	83.7	19.6	50.6	51.9
Store operating expenses	35.2	26.4	33.3	17.8	16.4
Other operating expenses	14.6	9.5	53.7	7.4	5.9
Depreciation and amortization expenses	6.7	4.9	36.7	3.4	3.0
General and administrative expenses	8.0	8.8	(9.1)	4.0	5.5
Total operating expenses	164.6	133.3	23.5	83.1	82.7

Income from equity investees	31.8	30.6	3.9	16.1	19.0
Operating income	$65.2	$58.5	11.5%	32.9%	36.3%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				25.4%	24.5%

Year Ended
Net revenues:
Company-operated stores	$489.2	$361.4	35.4%	67.8%	65.4%
Licensed stores	232.2	190.9	21.6	32.2	34.6
Total net revenues	721.4	552.3	30.6	100.0	100.0

Cost of sales including occupancy costs	362.8	282.0	28.7	50.3	51.1
Store operating expenses	119.2	83.4	42.9	16.5	15.1
Other operating expenses	47.0	35.7	31.7	6.5	6.5
Depreciation and amortization expenses	23.2	18.1	28.2	3.2	3.3
General and administrative expenses	38.1	32.9	15.8	5.3	6.0
Total operating expenses	590.3	452.1	30.6	81.8	81.9

Income from equity investees	122.4	92.9	31.8	17.0	16.8
Operating income	$253.5	$193.1	31.3%	35.1%	35.0%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				24.4%	23.1%

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Channel Development	September 30,	October 2,	%	September 30,	October 2,
	2012	2011	Change	2012	2011
Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$235.0	$162.2	44.9%	73.8%	67.0%
Foodservice	83.5	80.0	4.4	26.2	33.0
Total net revenues	318.5	242.2	31.5	100.0	100.0

Cost of sales	201.2	139.6	44.1	63.2	57.6
Other operating expenses	43.8	47.0	(6.8)	13.8	19.4
Depreciation and amortization expenses	0.3	0.5	(40.0)	0.1	0.2
General and administrative expenses	2.2	1.9	15.8	0.7	0.8
Total operating expenses	247.5	189.0	31.0	77.7	78.0

Income from equity investees	29.8	27.1	10.0	9.4	11.2
Operating income	$100.8	$80.3	25.5%	31.6%	33.2%

Year Ended
Net revenues:
CPG	$952.1	$553.2	72.1%	73.7%	64.3%
Foodservice	340.1	307.3	10.7	26.3	35.7
Total net revenues	1,292.2	860.5	50.2	100.0	100.0

Cost of sales	827.6	487.5	69.8	64.0	56.7
Other operating expenses	191.1	151.8	25.9	14.8	17.6
Depreciation and amortization expenses	1.3	2.4	(45.8)	0.1	0.3
General and administrative expenses	8.9	6.6	34.8	0.7	0.8
Total operating expenses	1,028.9	648.3	58.7	79.6	75.3

Income from equity investees	85.2	75.6	12.7	6.6	8.8
Operating income	$348.5	$287.8	21.1%	27.0%	33.4%

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Other	September 30,	October 2,	%
	2012	2011	Change
Quarter Ended
Net revenues:
Licensed stores	$3.2	$3.5	(8.6	) %
CPG, foodservice and other	49.1	38.5	27.5
Total net revenues	52.3	42.0	24.5

Cost of sales	32.7	27.9	17.2
Other operating expenses	21.5	15.4	39.6
Depreciation and amortization expenses	19.7	17.5	12.6
General and administrative expenses	154.9	147.6	4.9
Total operating expenses	228.8	208.4	9.8

Gain on sale of properties	-	30.2	(100.0)
Income from equity investees	0.3	(1.0)	nm
Operating loss	$(176.2)	$(137.2)	28.4%

Year Ended
Net revenues:
Licensed stores	$12.8	$27.7	(53.8	) %
CPG, foodservice and other	195.8	148.1	32.2
Total net revenues	208.6	175.8	18.7

Cost of sales	140.1	103.0	36.0
Other operating expenses	74.4	93.0	(20.0)
Depreciation and amortization expenses	76.4	58.6	30.4
General and administrative expenses	607.8	584.0	4.1
Total operating expenses	898.7	838.6	7.2

Gain on sale of properties	-	30.2	(100.0)
Income from equity investees	0.7	(2.4)	nm
Operating loss	$(689.4)	$(635.0)	8.6%

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STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(unaudited)
	September 30,	October 2,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,188.6	$1,148.1
Short-term investments	848.4	902.6
Accounts receivable, net	485.9	386.5
Inventories	1,241.5	965.8
Prepaid expenses and other current assets	196.5	161.5
Deferred income taxes, net	238.7	230.4
Total current assets	4,199.6	3,794.9

Long-term investments – available-for-sale securities	116.0	107.0
Equity and cost investments	459.9	372.3
Property, plant and equipment, net	2,658.9	2,355.0
Other assets	385.7	409.6
Goodwill	399.1	321.6
TOTAL ASSETS	$8,219.2	$7,360.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$398.1	$540.0
Acccrued liabilities	1,133.8	940.9
Insurance reserves	167.7	145.6
Deferred revenue	510.2	449.3
Total current liabilities	2,209.8	2,075.8

Long-term debt	549.6	549.5
Other long-term liabilities	345.3	347.8
Total liabilities	3,104.7	2,973.1

Shareholders’ equity:
Common stock ($0.001 par value) - authorized, 1,200 shares; issued
and outstanding, 749.3 and 744.8 shares, respectively, (includes 3.4 common stock units in both periods)	0.7	0.7
Additional paid-in-capital	39.4	40.5
Retained earnings	5,046.2	4,297.4
Accumulated other comprehensive income	22.7	46.3
Total shareholders’ equity	5,109.0	4,384.9
Noncontrolling interests	5.5	2.4
Total equity	5,114.5	4,387.3
TOTAL LIABILITIES AND EQUITY	$8,219.2	$7,360.4

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)
	Year Ended	Year Ended
	September 30,	October 2,
	2012	2011
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,384.7	$1,248.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	580.6	550.0
Gain on sale of properties	-	(30.2)
Deferred income taxes, net	61.1	106.2
Income earned from equity method investees, net of distributions	(49.3)	(32.9)
Gain resulting from acquisition of joint ventures	-	(55.2)
Stock-based compensation	153.6	145.2
Other	23.6	33.3
Cash provided/(used) by changes in operating assets and liabilities:
Accounts receivable	(90.3)	(88.7)
Inventories	(273.3)	(422.3)
Accounts payable	(136.0)	227.5
Accrued liabilities and insurance reserves	23.7	(81.8)
Deferred revenue	60.8	35.8
Prepaid expenses, other current assets and other assets	(19.7)	(22.5)
Net cash provided by operating activities	1,719.5	1,612.4

INVESTING ACTIVITIES:
Purchase of investments	(1,748.6)	(966.0)
Maturities and calls of investments	1,796.4	430.0
Acquistions, net of cash acquired	(129.1)	(55.8)
Additions to property, plant and equipment	(856.2)	(531.9)
Cash proceeds from sale of property, plant and equipment	5.3	117.4
Other	(41.8)	(13.2)
Net cash used by investing activities	(974.0)	(1,019.5)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	-	30.8
Purchase of noncontrolling interest	-	(27.5)
Proceeds from issuance of common stock	236.6	250.4
Excess tax benefit from exercise of stock options	169.8	103.9
Cash dividends paid	(513.0)	(389.5)
Repurchase of common stock	(549.1)	(555.9)
Minimum tax witholdings on share-based awards	(58.5)	(15.0)
Other	(0.5)	(5.2)
Net cash used by financing activities	(714.7)	(608.0)

Effect of exchange rate changes on cash and cash equivalents	9.7	(0.8)
Net increase/(decrease) in cash and cash equivalents	40.5	(15.9)
CASH AND CASH EQUIVALENTS:
Beginning of period	1,148.1	1,164.0

End of the period	$1,188.6	$1,148.1

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$34.4	$34.4
Income taxes	$416.9	$350.1

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Supplemental Information
The following supplemental information is provided for historical and comparative purposes.  The U.S. data is included as a transitional tool to provide insight into the U.S. business, as it was previously a reportable segment and is now the largest component of the Americas segment:

Fourth Quarter 2012 U.S. Supplemental Data

	Quarter Ended
($ in millions)	Sep 30, 2012	Oct 2, 2011	Change
Comparable Store Sales Growth	7%	10%
Change in Transactions	5%	7%
Change in Ticket	2%	3%
Revenues	$2,204.7	$2,029.8	9%
Operating Income	$497.3	$411.6	21%
Operating Margin	22.6%	20.3%	230 bps

Fiscal Fourth Quarter 2012 Store Data
The company’s store data for the periods presented are as follows:

	Net stores opened/(closed) during the period
	Quarter Ended		Year Ended		Stores open as of
	Sep 30,	Oct 2,	Sep 30,	Oct 2,	Sep 30,	Oct 2,
	2012	2011	2012	2011	2012	2011
Americas:
Company-operated stores(1)	151	39	234	43	7,857	7,623
Licensed stores(2)	99	(163)	270	(268)	5,046	4,776
	250	(124)	504	(225)	12,903	12,399
EMEA:
Company-operated stores (3)	3	5	10	25	882	872
Licensed stores (3)	30	23	101	79	987	886
	33	28	111	104	1,869	1,758
CAP:
Company-operated stores	59	21	154	73	666	512
Licensed stores	73	60	294	193	2,628	2,334
	132	81	448	266	3,294	2,846

Total	415	(15)	1,063	145	18,066	17,003

(1)		Includes the addition of 20 La Boulange company-operated cafés in the fourth quarter of fiscal 2012.

(2)		Includes the closure of 248 and 475 licensed Seattle's Best Coffee locations in Borders Bookstores in the fourth quarter of fiscal 2011 and the full year ending October 2, 2011, respectively.

(3)
EMEA store data has been adjusted for the acquisition of store locations in Austria and Switzerland in the fourth quarter of fiscal 2011 by reclassifying historical information from licensed stores to company-operated stores, and the transfer of certain company-operated stores to licensees in the fourth quarter of fiscal 2012.

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Non-GAAP Disclosure
In addition to the GAAP results provided in this release, the company provides non-GAAP operating margin and non-GAAP earnings per share (non-GAAP EPS) for fiscal 2011.  These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The GAAP measure most directly comparable to non-GAAP operating margin and non-GAAP earnings per share (non-GAAP EPS) are operating margin and diluted net earnings per share, respectively.

The fiscal 2011 non-GAAP financial measures provided in this release exclude non-routine gains from the sale of properties and the acquisition of the company’s joint venture operations in Switzerland and Austria in fiscal 2011. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance.  More specifically, for historical non-GAAP financial measures, management excludes the non-routine gains in fiscal 2011 because it believes that the impact of non-routine gains do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.  Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended	Year Ended
	October 2,	October 2,
	2011	2011

Consolidated
Operating margin, as reported (GAAP)	14.8%	14.8%
Gain on sale of properties	(1.0)	(0.3)
Non-GAAP operating margin	13.8%	14.5%

Diluted EPS, as reported (GAAP)	$0.47	$1.62
Gain on sale of properties	(0.02)	(0.02)
Gain from Switzerland and Austria transaction	(0.07)	(0.07)
Non-GAAP Diluted EPS	$0.37	$1.52

© 2012 Starbucks Coffee Company. All rights reserved.

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